Exhibit 4.3

                  AMENDMENT NO. 2

                         TO

        AMENDED AND RESTATED RIGHTS AGREEMENT

     AMENDMENT NO. 2, dated as of March 1, 1999 (the
"Amendment"),  to  the Amended and  Restated  Rights
Agreement, dated as of February 14, 1996, as amended
(the  "Rights Agreement"), by and among Humana Inc.,
a  Delaware  corporation (the  "Company"),  Bank  of
Louisville  (formerly known as Mid-America  Bank  of
Louisville  &  Trust Company), a banking  and  trust
corporation   organized  under  the  laws   of   the
Commonwealth of Kentucky, as Rights Agent (the "Bank of Louisville"), and National City Bank, a banking and trust corporation organized under the laws of Delaware ("NCB"), as successor Rights Agent.

     WHEREAS, the Company and Bank of Louisville are currently parties to the Rights Agreement, pursuant to which Bank of Louisville serves as Rights Agent;

     WHEREAS, the Company and Bank of Louisville desire that Bank of Louisville resign as Rights
Agent and the Company and NCB desire that NCB be appointed as successor Rights Agent, each effective as of March 1, 1999; and

     WHEREAS,  the  parties  hereto  wish  to   make
certain changes to the Rights Agreement to, among other things, facilitate this succession and to eliminate the delayed redemption provisions therein.

     NOW THEREFORE, the Company, Bank of Louisville and NCB hereby agree as follows:

     1.         Amendments to Rights Agreement.  The
Rights Agreement shall be and hereby is amended as provided below, effective as of the date of this
Amendment:

           (a)  Section 1 of the Rights Agreement is
hereby amended by deleting paragraphs (q) and (r) therefrom and by redesignating paragraph (s) thereof as paragraph (q).

           (b)  The definition of "Acquiring Person"
set forth in Section 1(a) of the Rights Agreement is hereby amended by deleting from the end of such definition the following language:

               "; provided, however, that neither of
               United   HealthCare  Corporation,   a
               Minnesota corporation ("Parent"), nor
               UH-1 Inc., a Delaware corporation and
               a  wholly-owned subsidiary of  Parent
               ("Merger Sub"), shall be deemed to be
               an  Acquiring  Person to  the  extent
               that  either of Parent or Merger  Sub
               becomes   the  beneficial  owner   of
               Common Shares solely by reason of (i)
               the  execution  of the Agreement  and
               Plan  of Merger, dated as of May  27,
               1998,   by  and  among  the  Company,
               Parent  and  Merger Sub (the  "Merger
               Agreement"),    the   Stock    Option
               Agreement, dated as of May 27,  1998,
               by and between the Company and Parent
               (the  "Stock  Option Agreement"),  or
               the Voting Agreement, dated as of May
               27,  1998,  by and between  David  A.
               Jones   and   Parent   (the   "Voting
               Agreement"), or (ii) the consummation
               of  the transactions contemplated  by
               each  of  the  Merger Agreement,  the
               Stock Option Agreement and the Voting
               Agreement  in  accordance  with   the
               respective terms thereof."

           (c)   The  definition  of  "Disinterested
Directors"  set forth in Section 1(h) of the  Rights
Agreement is hereby amended by deleting the existing text of clause (iii) thereof and by substituting in its place the following new clause (iii):

               "(iii)  any  Person who was directly
               or indirectly proposed or nominated
               as a director of the Company by an
               Acquiring  Person or by any Affiliate
               or Associate of an Acquiring Person
               or by  any representative of any of
               them."

          (d)  The definition of "Shares Acquisition
Date"  set  forth  in  Section 1(o) of  the Rights
Agreement is hereby amended by deleting from the end of such definition the following language:

          ";  provided,  however,  that  the  Shares
          Acquisition  Date shall not be  deemed  to
          have  occurred as a result of  the  public
          announcement  of  the  execution  of   the
          Merger   Agreement,   the   Stock   Option
          Agreement or the Voting Agreement or as  a
          result   of   the  consummation   of   the
          transactions contemplated thereby."

           (e)  Section 3 of the Rights Agreement is
hereby  amended by deleting paragraph  (d)  of  such
section in its entirety.

           (f)   Paragraph (c) of Section 3  of  the
Rights Agreement is hereby modified and amended by deleting from the first sentence of the legend therein the words "Mid-America Bank of Louisville &
Trust Company, dated as of February 14, 1996" and replacing them with the words "the Rights Agent, dated as of February 14, 1996, as the same may be amended from time to time".

           (g)   Section  23(a)(ii)  of  the  Rights
Agreement is hereby amended by deleting the final three words of such section and by substituting in place of such three words the following:

               "an Acquiring Person."

          (h)  Section 23(a) of the Rights Agreement
is hereby further amended by deleting clause (iii) of such section in its entirety.

          (i)  Section 26 of the Rights Agreement is
hereby modified and amended by deleting from the second sentence thereof the address

               "Mid-America  Bank  of  Louisville  &
               Trust Company
               500 West Broadway
               Louisville, Kentucky 40202
               Attention:  Mr. Orson Oliver, President"

and replacing it with the following address:

               "National City Bank
               Corporate Trust Department
               1900 East 9th Street
               Cleveland, Ohio 44114
               Attention:  Sherry L. Damore, Vice President"

          (j)  Section 27 of the Rights Agreement is
hereby amended by deleting the last sentence of such
section in its entirety.

      2.    Change  of  Rights Agent.   Pursuant  to
Section   21  of  the  Rights  Agreement,  Bank   of
Louisville  hereby resigns as Rights Agent  and  the
Company  hereby accepts such resignation,  effective
as  of  12:01 a.m., Eastern Standard Time, March  1,
1999.   The Company hereby appoints NCB as successor
Rights  Agent,  effective as of 12:01 a.m.,  Eastern
Standard Time, March 1, 1999, and NCB hereby accepts
such  appointment,  subject to  all  the  terms  and
conditions  of  the  Rights  Agreement  as   amended
hereby.

     3.     Representations  and  Warranties.   Each
party  hereto represents and warrants that  (i)  the
execution,   delivery   and  performance   of   this
Amendment by such party have been duly authorized by
all   necessary  corporate  action  and  (ii)   this
Amendment constitutes a valid and binding agreement of such party.

     4.     Counterparts.   This  Amendment  may  be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5.   Governing Law.  This Amendment shall be deemed
to be a contract made under the laws of the State of
Delaware  and for all purposes shall be governed  by
and  construed in accordance with the laws  of  such
State  applicable  to  contracts  made  and  to   be
performed entirely within such State.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


               HUMANA INC.


               By:  /s/ Gregory H. Wolf
               Name:    Gregory H. Wolf
               Title:   President & Chief Executive Officer


               BANK OF LOUISVILLE


               By:  /s/ John T. Rippy
               Name:    John T. Rippy
               Title:   Sr. Vice President & General Counsel


               NATIONAL CITY BANK


               By:  /s/  Sherry L. Damore
               Name:     Sherry L. Damore
               Title:    Vice President